SECURED PROMISSORY NOTE
(Negotiable)

Principal Amount: $[________________] Tampa, Florida
________________, 2025

FOR VALUE RECEIVED, [●] (“Maker”), hereby promises to pay to TuHURA Biosciences, Inc., a Nevada corporation (together with any successor or assignee thereof, “Holder”), at 10500 University Center Drive, Suite 110, Tampa, FL 33612, or at such other place as Holder may direct in writing to Maker, the principal amount of [______________] Dollars ($[____________]) (the “Principal Amount”), together with accrued interest, as provided in this secured promissory note (this “Note”).

1.
Warrant Exercise. As of the date hereof, the Maker has properly executed, completed and delivered to Holder a warrant Exercise Form (the “Exercise Form”) whereby Maker has irrevocably exercised Maker’s purchase right with respect to [______________] ([________]) shares of Holder’s common stock, par value $0.001 per share (the “Warrant Shares”), under certain common stock purchase warrants held by Maker (the “Warrants”). This Note represents the payment obligation of Maker with respect to the Exercise Price (as defined in the Exercise Form) for the purchase of the Warrant Shares. Holder acknowledges and agrees that this Note, when paid in full by Maker in accordance with the terms hereof, fully satisfies all obligations of Maker with respect to the payment of the Exercise Price under the Warrants being exercised pursuant to the Exercise Form.
2.
Promise to Pay; Maturity Date. The outstanding balance of the Principal Amount and all accrued and unpaid interest shall be payable to Holder on or before May 30, 2025 (the “Maturity Date”).
3.
Interest. Interest on the balance of the Principal Amount outstanding from time to time shall accrue at Twelve Percent (12%) per annum, simple interest (the “Interest Rate”), commencing on the date hereof and calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by 365. During any period that an Event of Default (as defined below) exists, the interest rate shall be increased to 18% per annum. In the event any interest paid on this Note is deemed to be in excess of the then legal maximum rate, that portion of the interest payment representing the amount so in excess shall be deemed a payment of principal and applied against the principal of the Note.
4.
Prepayment. Maker may prepay this Note at any time prior to the Maturity Date, in whole, without notice, penalty, or premium. Any partial payment will be applied first to accrued and unpaid interest hereon and then to the outstanding Principal Amount.
5.
Payments. Maker shall pay all amounts under this Note in lawful money of the United States in immediately available funds, free and clear of, and without deduction or offset for, any present or future taxes, levies, imposts, charges, withholdings or liabilities with respect thereto; or any other defenses, offsets, set-offs, claims, counterclaims, credits or deductions of any kind. Maker’s obligations under this Note are absolute and unconditional and are completely independent of all circumstances whatsoever than as expressly described in this Note.
6.
Event of Default. This Note shall become due and immediately payable upon after the occurrence at any time of any of the following events of default unless otherwise waived by the Holder in writing (each, an “Event of Default”): (i) Maker fails to pay any of the Principal Amount, interest or any other amount payable under this Note when due and payable; (ii) Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, Maker, now or hereafter in effect; (iii) any involuntary petition is filed, or any proceeding or case is commenced, against Maker, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect; and (iv) Maker fails to perform or observe any covenant or agreement contained in this Note, on its part to be performed or observed and any such failure remains unremedied for ten (10) days after written notice thereof given by Holder to Maker.
7.
Security.
7.1.
As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the payment obligations of Maker under this Note, Maker hereby transfers, pledges and grants to Holder a first priority security interest to the Warrant Shares, including any dividends, distributions and any new, additional or different securities or other property distributed by Holder with respect to the Warrant Shares.
7.2.
Maker acknowledges and agrees that until Maker satisfies all payment obligations pursuant to the terms and conditions of this Note, the Warrant Shares will be deposited with an escrow agent or transfer agent of Holder’s choosing, accompanied with such documents of transfer as may be necessary to authorize Holder or its transfer agent to transfer the Warrant Shares if required to do so pursuant to the terms herein, and to otherwise place a stop-transfer order or other restrictions on the Warrant Shares.
7.3.
Maker understands and acknowledges that this Note is full recourse against the Maker and, in the case of an Event of Default, Holder may determine, at Holder’s discretion, whether to foreclose on the Warrant Shares, proceed against Maker, or both, and Maker understands that the availability of the Warrant Shares as collateral will not reduce or affect Maker’s liability under this Note, provided that in no event shall Maker be entitled to receive more than the unpaid principal, interest, and collection expenses due under this Note.
8.
Additional Documents; Rights of Holder. Maker shall execute any additional documents and agreements reasonably required by Holder to evidence Maker’s obligation to repay the Principal Amount and accrued interest, to evidence the security interest granted hereby, and to evidence the terms and conditions of repayment including, without limitation, a form UCC-1 Financing Statement indicating Holder’s security interest in the items described in Section 7 above. Holder shall have all rights under Florida or Nevada law, as applicable, whatsoever afforded to a secured party with respect to enforcing their security interest created by this Note and any related instruments entered into by Maker in favor of Holder.

9.
Release of Security Interest. Holder shall release the Warrant Shares from the Maker’s pledge upon the payment by Maker to Holder of the full amount owed under this Note as provided herein.
10.
Credits First To Interest. Any amounts of cash received by Holder pursuant to this Note shall first be credited to accrued interest and thereafter to the then-outstanding Principal Amount.
11.
Restricted Securities. Maker understands and acknowledges that the Warrant Shares will be “restricted securities” within the meaning of the federal securities laws and Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”). Maker acknowledges that Maker is familiar with the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Warrant Shares. In particular, Maker agrees that the Holder shall not be required to give any effect to sale, assignment or transfer of the Warrant Shares unless (i) the sale, assignment or transfer of the Warrant Shares is registered under the Securities Act, it being understood that the Warrant Shares are not currently registered for sale and that the Maker has no obligation to so register the Warrant Shares, or (ii) such Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Warrant Shares and that the Maker’s holding period under Rule 144 will not commence with respect to the Warrant Shares until this Note is paid in full.
12.
Costs of Collection/Attorney’s Fees and Costs. In the event that this Note is placed in the hands of an attorney for collection, or in the event that any action be instituted on this Note, or any action is taken with respect to an Event of Default hereunder, Holder shall be entitled to the payment by Maker of all reasonable collection expenses in connection therewith, including reasonable attorneys’ fees.
13.
No Waiver/No Forbearance. No course of dealing between Maker and Holder and no delay on the part of Holder in exercising any rights under this Note shall operate as a waiver of the rights of Holder. No covenant or other provision of this Note nor any default in connection therewith may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision of default; provided, however, that no such waiver shall extend to or impair any obligation not expressly waived or impair any right consequent thereon. Any waiver may be given subject to satisfaction of conditions stated therein.
14.
Time of Essence. Time is strictly of the essence under this Note and any amendment, modification or revision hereof.
15.
No Assignment/Binding on Successors. The obligations of Maker under this Note shall not be assigned without Holder’s prior written consent, which consent may be withheld by Maker in their sole and absolute discretion. This Note shall be binding upon Maker’s successors and permitted assigns.
16.
Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity,

illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
17.
Amendment. Except as otherwise provided herein, this Note may only be amended, modified or supplemented (including waiving any term or provision hereof) by an agreement in writing signed by Maker and Holder
18.
Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Florida without resort to the State of Florida’s conflict-of-laws rules.
19.
Waiver of Jury Trial. MAKER (AND, BY ITS ACCEPTANCE OF THIS NOTE, HOLDER) HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note has been duly executed by Maker as of the date first above written.

MAKER

[For Entities]

_______________________

By: ____________________
Name:

Title:

Address for Notices

_______________________
_______________________
_______________________

[For Individuals]

_______________________

Address for Notices

_______________________
_______________________
_______________________

Agreed and acknowledged by:

HOLDER:
TUHURA BIOSCIENCES, INC. _____________________________________ Name: Dan Dearborn Title: Chief Financial Officer